UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2024, SurgePays, Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group, a division of American Capital Partners, as representative of the underwriters named therein (the “Underwriters”) relating to the issuance and sale of 2,678,571 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Offering”). All the Shares are being sold by the Company. The price to the public of the Shares was $5.60, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 45 days, to purchase up to an additional 401,785 shares of common stock. The net proceeds to the Company from the Offering will be approximately $13.7 million, or approximately $15.9 million if the Underwriters exercise in full their option to purchase additional shares, in both instances after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-273110) previously filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2023, as amended, and declared effective by the SEC on November 3, 2023. A preliminary and final prospectus supplement were filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”) on January 17, 2024 and January 19, 2024, respectively. The Offering is expected to close on January 22, 2024, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by such exhibit.

The legal opinion, including the related consent, of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the shares of the Company’s common stock in the Offering is filed as Exhibit 5.1 to this Current Report.

This Current Report contains express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the final prospectus supplement and the accompanying prospectus related to the public offering. The forward-looking statements in this Current Report speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this Current Report to reflect events or circumstances after the date of this Current Report or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 8.01 Other Events

On January 17, 2024, the Company issued two press releases, the first announcing that it had commenced the Offering and the second announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
1.1	Underwriting Agreement, dated as of January 17, 2024, between SurgePays, Inc. and Titan Partners Group
5.1	Opinion of Ellenoff, Grossman, & Schole LLP
23.1	Consent of Ellenoff, Grossman, & Schole LLP (contained in Exhibit 5.1)
99.1	Press Release Date January 17, 2024
99.2	Press Release Dated January 17, 2024
104	Cover Page Interactive Date (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: January 22, 2024	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer